UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2006

TELEGEN CORPORATION
(Exact Name of small business issuer as specified in its charter)

 Commission file number 000-21864

California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

1840 GATEWAY DRIVE, SUITE 200, SAN MATEO, CALIFORNIA 94404
(Address of principal executive offices)

(650) 292-9658
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

From December 28, 2006 to January 5, 2007, Telegen Corporation sold an aggregate of 3,400,000 shares of its no par value common stock at a price of $0.125 per share for aggregate gross proceeds of $425,000. The group of 5 accredited investors included Mark Weber, a member of our board of directors, who received 400,000 shares in exchange for $50,000 and Richard Sellers, our chief operating officer and a director, who converted $100,000 of funds advanced on November 16, 2006 into 800,000 shares of common stock. After giving effect to the shares issued in the private offering, there are 47,830,683 shares of common stock issued and outstanding.

The shares were offered and sold pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933. No underwriting discounts, commissions or finders’ fees were paid for this transaction.

The shares of common stock offered and sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States absent registration or an applicable exemption from the registration requirements.

This Current Report on Form 8-K is intended to comply with Rule 135c under the Securities Act and shall not constitute an offer to sell, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale, would be unlawful prior to the registration or qualification under the securities laws of any such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEGEN CORPORATION , a California corporation

Date: January 5, 2007	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer